EXHIBIT (h)(i)


                        MOUNT YALE OPPORTUNITY FUND, LLC
                            SELECTED DEALER AGREEMENT


Ladies and Gentlemen:

         We, Alpha Brokerage Partners, LLC ("Alpha Brokerage"), have entered into a distribution agreement with Mount Yale Opportunity Fund, LLC (the "Company") pursuant to which we act as distributor and principal underwriter, on a private basis, of limited liability company interests in the Company (the "Interests").

         1. The Offering. (a) The Interests will generally be offered twelve times each year in accordance with the terms and conditions set forth in the Company's Confidential Private Placement Memorandum, as most currently amended or supplemented (referred to hereinafter as the Company's "Private Placement Memorandum").

         (b) All subscriptions, offers or sales shall be subject to acceptance or rejection by the Company. Any offer or sale shall be conclusively presumed to have been accepted by the Company if the Company shall fail to notify you of the rejection of such offer or sale prior to the computation of the net asset value of the interests next following receipt by the Company of notice of such offer and sale.

         (c) No Interest of the Company shall be sold for any consideration other than cash.

         (d) The offering price of the Interests shall be the net asset value of such Interest, computed as provided in the currently effective Private Placement Memorandum of the Company (the "Net Asset Value") thereof next determined following receipt of an order by you plus any applicable sales load or charge. The sales load or charge may be an initial charge of a percentage of the offering price, as set forth in Company's current Private Placement Memorandum and specifically approved by the Board of Managers of the Company.

         (e) Any applicable sales loads or charges may, at the discretion of the Company and Alpha Brokerage, be reduced or eliminated as permitted by the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations thereunder, as they may be amended from time to time, provided that such reduction or elimination shall be set forth in the currently effective Private Placement Memorandum for the Company, and provided that the Company shall in no event receive for any Interests sold an amount less than the Net Asset Value thereof.

         2. Authorized Dealers. Pursuant to the distribution agreement between the Company and us, we have agreed to use our best efforts to enter into arrangements with selected securities dealers to solicit from "accredited investors" as defined in Regulation D under the Securities Act of 1933 orders to purchase Interests. You are hereby invited to become one of such securities dealers (each such securities dealer, an "Authorized Dealer"). This will confirm our mutual agreement as to the terms and conditions applicable to your participation as an Authorized Dealer, such agreement to be effective on your confirmation hereof. You understand (a) that we may, at any time at our option, also act as an Authorized Dealer, (b) that we are seeking to enter into this Agreement in counterparts with you and certain other securities dealers, which also may act as Authorized Dealers, (c) that, except as we may otherwise agree with you, we may enter into agreements (which may or may not be the same as this Agreement) with Authorized Dealers, (d) that the Company and we may modify, suspend, terminate or withdraw entirely the offering of Interests at any time without giving notice to you pursuant to Section 11 and without incurring any liability or obligation to you, (e) that we may upon notice change the sales load or modify,




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cancel or change the terms of this Agreement, and (f) we shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. All purchases of Interests from the Company shall be effected through us acting as principal underwriter on behalf of the Company. (You understand that we shall have no obligation to sell Interests to you at such times as we are not acting as distributor and principal underwriter for the Company.)

         3. Role of Authorized Dealers. (a) As an Authorized Dealer, you shall have no obligation to purchase or to solicit the purchase of Interests. As, when and if you receive a customer order for the purchase of Interests and you determine to accept such order, you shall comply with the procedures for the purchase of Interests set forth in the Company's Private Placement Memorandum. The procedure relating to the handling of orders shall be subject to such further instructions as we shall forward to you in writing from time to time.

         (b) You shall not use any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act of 1933 (including, but not limited to, the use of any notice, article, circular, advertisement, letter or similar written or graphic communication, or any seminar or meeting), in connection with any solicitation under this Agreement or the offer or sale of interests in the Company, and you, after making reasonable inquiry, will upon reasonable grounds believe that each person solicited under this Agreement is an "accredited investor" as defined in Rule 501 under the Securities Act of 1933.

         (c) You agree to offer Interests to accredited investors subject to the minimum investment amount set forth in the Company's Private Placement Memorandum, subject to any waivers or reductions of sales loads described in the Private Placement Memorandum (as amended or supplemented from time to time). Any amendment or supplement to the Private Placement Memorandum which affects the sales load waivers or discounts shall not affect sales load, discounts or waivers with respect to sales on which orders have been accepted by us prior to the date of such amendment. Your placement of an order for Interests after the date of any such amendment shall conclusively evidence your agreement to be bound thereby.

         (c) You agree to purchase Interests from us only to cover purchase orders already received from your customers, or for your own bona fide investment. You will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding. All orders for Interests are subject to acceptance or rejection by us or the applicable Company in the sole discretion of either.

         (d) In purchasing Interests through us, you shall rely solely on the representations contained in the Company's Private Placement Memorandum relating to the Interests. You will not furnish to any person any information relating to the Interests, the Company or us that is inconsistent with information contained in the Private Placement Memorandum or any printed information issued by the Company or us as information supplemental to such Private Placement Memorandum.

         (e) In all sales of Interests, you shall act as dealer for your own account, whether as agent or principal. Nothing herein shall be deemed to constitute you or any other Authorized Dealer as agent for the Company, us, or any other Authorized Dealer. You agree not to act as our agent and not to claim to act as our agent or as agent of any of the foregoing. You agree to buy Interests only through us and not from any other sources.

         4. Compensation. You shall be entitled to receive only such portion of sales load as we agree from time to time, concessions, finder's fees and other compensation (if any) as are payable to


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Authorized Dealers, generally, or to you or to certain specified Authorized
Dealers, specifically, as described and set forth in the Company's Private Placement Memorandum.

         5. Orders and Payment for Interests. Payment for the Interests ordered from us shall be made in Federal Funds and must be received by the Company's agent within three business days of a receipt and acceptance by us of an order. If payment in Federal Funds is not received within three business days after the execution of the order, we reserve the right, without any notice, to cancel the sale and to hold you responsible for any loss, including loss of profits, suffered by us or by the Company resulting from such failure.

         6. Blue Sky and Other Qualifications. The Company intends to register or qualify in certain states where registration or qualification is required. We will inform you as to the states or other jurisdictions in which we believe the Interests have been qualified for sale under, or exempt from the requirements of, the respective securities laws of such states. You agree that you will offer Interests to your customers only in those states where such Interests have been registered, qualified, or an exemption is available. We assume no responsibility or obligation as to your right to sell Interests in any jurisdiction.

         7. Representations, Warranties and Undertakings. You represent and warrant to and undertake that:

                  (a) You are familiar with all applicable federal and state securities laws, rules and regulations and agree that you will comply therewith. You agree to deliver thereafter to any purchaser whose Interests you are holding as record holder copies of any materials relating to the Interests. Additional copies of the Company's Private Placement Memorandum or additional materials will be supplied to you as you reasonably request.

                  (b) You are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the NASD which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply, as though you were a member of NASD, with the provisions of Sections 8, 24 and 36 of Article III of the Rules of Fair Practice of the NASD and with Section 25 thereof as that Section applies to a non-NASD member broker or dealer in a foreign country.

                  (c) You undertake to comply with respect to your offering of Interests pursuant to this Agreement with all applicable provisions of Regulation D under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder and with the applicable rules of the NASD.

         8. Termination. Either party to this Agreement may cancel this Agreement by written notice to the other party. Such cancellation shall be effective upon receipt of such notice.

         9. Compliance with Law. The parties hereby agree to comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act ("the Act"), its implementing regulations, and related SEC and SRO rules. These requirements include requirements to identify and report currency transactions and suspicious activity, to verify customer identity, to conduct customer due diligence, and to implement anti-money laundering



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compliance programs. As required by the Act, each party hereby certifies that it has a comprehensive anti-money laundering compliance program that includes policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate employees; and an independent audit function.

         Further, the parties agree to comply with the economic sanctions programs administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC"). The parties certify that they have a OFAC compliance program in place which includes procedures for checking customer names and the names of persons with signature authority over accounts against the OFAC lists of sanctioned governments and specially-designated nationals, terrorists and traffickers; the screening of wire transfers and other payments against the OFAC lists; a designated compliance officer; an internal communication network; training of appropriate personnel; and an independent audit function.

         The parties agree to promptly notify the other whenever questionable activity or potential indications of suspicious activity or OFAC matches are detected. The parties further agree to investigate any potentially suspicious activity and to take appropriate action, including the blocking of accounts, the filing of Suspicious Activity Reports and the reporting of matches to OFAC, in connection with the Interests.

         Each of the parties to this Agreement affirms that it has procedures in place reasonably designed to protect the privacy of non-public customer information and it will maintain such information that it may acquire pursuant to this Agreement in confidence and in accordance with all applicable privacy laws.

         10. Representation to Survive. The agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement will remain in full force and effect, to the extent permitted by applicable law, regardless of any investigation made by or on behalf of us or any Authorized Dealer. The provisions of Section 7 and 10 of this Agreement shall survive the offer and sales of the Interests, to the extent permitted by applicable law, and the termination or cancellation of this Agreement.

         11. Indemnification. (a) We agree to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands liabilities and expenses (including reasonable costs of investigating and defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which you, your officers or directors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon (i) any breach of any representation, warranty or covenant made by us herein, (ii) any failure by us to perform our obligations as set forth herein, or (iii) any untrue statement, or alleged untrue statement, of a material fact contained in any Registration Statement or any Private Placement Memorandum or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any Registration Statement or any Private Placement Memorandum, or necessary to make the statements in any thereof not misleading; provided, however, that our agreement to indemnify you, your officers and directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or Private Placement Memorandum in reliance upon and in conformity with information furnished to us or the applicable Company by you for use in the preparation thereof.

         (b) You agree to indemnify, defend and hold us and our several officers and managers, and the Company and its several officers and managers, and any person who controls you and/or the



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Company within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including reasonable costs of investigating and defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which we and our several officers and directors, or the Company and its officers and directors or trustees, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon (i) any breach of any representation, warranty or covenant made by you herein, or (ii) any failure by you to perform your obligations as set forth herein, or (iii) any untrue, or alleged untrue, statement of a material fact contained in the information furnished by you to us or the Company for use in the Company's Private Placement Memorandum, or used in the answers to any of the items of the Private Placement Memorandum or in the corresponding statements made in the Private Placement Memorandum, or arising out of or based upon any omission, or alleged omission, to state a material fact in connection with such information furnished by you to us or the Company and required to be stated in such answers or necessary to make such information not misleading.

         (c) Each party's agreement to indemnify the other (and its respective officers, managers and controlling persons, as aforesaid) is expressly conditioned upon the indemnifying party being notified of any action brought against any person entitled to indemnification hereunder, such notification to be given by letter or by telex, telegram, fax or similar means of same day delivery received by the indemnifying party at the address to which notices are to be sent hereunder within seven (7) days after the summons or other first legal process shall have been served. The indemnifying party shall have the right to control the defense of such action, with counsel of its own choosing (provided such counsel is reasonably satisfactory to the person seeking indemnification). The failure so to notify the indemnifying party as specified herein shall not relieve the indemnifying party from any liability which such party may have to the person claiming indemnification, otherwise than on account of the indemnifying party's agreement contained in this Section 10. This Section 10 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any person entitled to indemnification hereunder and shall survive the delivery of any Interests and termination of this Agreement. The agreements to indemnify contained herein shall inure exclusively to the benefit of the persons entitled to indemnification pursuant to this Agreement and their respective estates, successors and assigns.

         12. Notices. Notices hereunder shall be deemed to have been duly given if delivered by hand or facsimile (a) if to you, at your address or facsimile number set forth below and (b) if to us, to Alpha Brokerage Partners, LLC, 8000 Norman Center Drive, Suite 630, Minneapolis, MN 55437, or, in each case, such other address as may be notified to the other party.

         13. Amendments. We may modify this Agreement at any time by written notice to you. The first order placed by you subsequent to the giving of such notice shall be deemed acceptance by you of the modification described in such notice.

         14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

         15. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the then existing NASD Code of Arbitration Procedure. Any arbitration shall be conducted in Minneapolis, Minnesota, and each arbitrator shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.


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         Please confirm your agreement by signing and returning to us the two enclosed duplicate copies of this Agreement. Upon our acceptance hereof, the Agreement shall constitute a valid and binding contract between us. After our acceptance, we will deliver to you one fully executed copy of this Agreement.


Confirmed:  [Date]

[TYPE NAME OF DEALER]                       Alpha Brokerage Partners, LLC


By:                                         By:
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      (Authorized Signature)                   John L. Sabre
                              -


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M1:1125153.04